EXHIBIT 99.1

Edible Garden Reports Financial Results and Provides Business Update for the First Quarter of 2023

Gross Profit Improves as Company Shifts Strategy to Focus on Higher-Margin Partnerships and Products

Increased Capacity from Edible Garden Heartland Allows Company to Become Less Dependent on Third-Party Contract Growers; Expected to Positively Impact Margins

Achieves Record Revenue in April; Projects Revenue Growth in Excess of 20% in 2023

Conference Call to Be Held Today at 8:00 AM ET.

BELVIDERE, NJ, May 15, 2023 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic and sustainable produce and products, today provided a business update and reported financial results for the three months ended March 31, 2023.

Mr. Jim Kras, Chief Executive Officer of Edible Garden, stated, “The Company’s revenue for the quarter experienced a slight decline compared to the first quarter of 2022 due to several large orders that shifted into the second quarter, as well as a deliberate strategy to concentrate our efforts and reallocate resources towards more profitable customer and partner relationships. This strategy is working, as we reported improved gross profit for the first quarter of 2023 over the same period last year. Moreover, with the launch of Edible Garden Heartland in April 2023, we will be less dependent on third-party contract growers and will have much greater internal capacity to support demand, which should result in a significant improvement in profitability through the vertical integration of our Midwest business.”

“In addition, Edible Garden is diversifying our product lineup to feature what we foresee as higher-margin, growth products in new product categories, such as our recently acquired Pulp® line of all-natural, Non-GMO, preservative-free, sustainable gourmet sauces and chili-based products. These products will be available in Whole Foods Market’s Mid-Atlantic and Southeastern retail sites beginning in the summer of 2023 and are expected to be higher-margin products. These products, with an extended shelf life, are typically located in the supermarket’s refrigerated section, adjacent to the produce department, which allows us to benefit from Edible Garden’s growing brand awareness in this new product category.”

“At the same time, we have enhanced our distribution network since the beginning of 2023, incorporating several new retail partners and strengthening existing partnerships. In addition to adding Whole Foods Market, Morton Williams Supermarkets joined our broad distribution network in the Northeast, and they now carry Edible Garden’s produce and products across all their stores in the New York Metropolitan area. Furthermore, we have deepened our market reach with Gristedes and D’Agostino supermarkets, significantly expanding our product offerings across their various locations in Manhattan, Brooklyn, and Westchester.”

“In April, on the heels of our previously announced research collaboration with the New Jersey Institute of Technology, the USDA, and the EPA, to investigate nanobubble technology in a CEA setting, we embarked on a funded research project with Auburn University’s Department of Horticulture, focusing on food safety concerns, and fresh produce contamination, such as listeria. Participating in cutting-edge research projects, such as these, enables us to learn from experts and share our own expertise, ultimately enhancing the safety and quality of our produce for consumers. We believe that our Zero-Waste Inspired® mission, and unwavering dedication to sustainable, hydroponic farming and food safety practices continue to appeal to environmentally aware consumers and retail distribution partners, driving increased demand for our products.”

“We are confident that the various initiatives undertaken by the Company since early 2023 are beginning to manifest in our financial performance. We achieved record revenue in April and now project revenue growth in excess of 20% in 2023. We believe this growth validates that our strategy is working, and expect to turn cash flow positive on a quarterly basis prior to the end of the year. During a period when many businesses are feeling the pressure of escalating inflation and various other struggles, Edible Garden continues to outperform its competitors, as demonstrated by our order fulfillment rates across all retailers and distribution partners, which are consistently higher than industry averages. Achieving such performance levels, despite the unparalleled supply chain challenges the industry is encountering, illustrates Edible Garden’s commitment to providing exceptional service and execution to its customers. By continually exceeding partner expectations, we believe retailers recognize Edible Garden as a reliable, trustworthy source of sustainably grown produce, and are looking for opportunities to initiate, or strengthen, distribution relationships with the Company.”

Financial results for the three months ended March 31, 2023

For the quarter ended March 31, 2023, revenue totaled $2.5 million, compared to $2.7 million for the three months ended March 31, 2022.

Cost of goods sold was $2.5 million for the three months ended March 31, 2023, compared to $2.8 million for the three months ended March 31, 2022. The decrease was primarily due to the decrease in revenue.

Selling, general and administrative expenses were $2.7 million for the three months ended March 31, 2023, compared to $2.0 million for the three months ended March 31, 2022. The increase was primarily driven by the costs incurred as it relates to the ramping up and operation of Edible Garden Heartland, higher payroll and compensation expense, as well as other public company expenses that were not incurred in 2022, partially offset by a decrease in outside consulting services needed to prepare the Company for the initial public offering.

Net loss was $2.9 million, or ($2.21) per share, for the three months ended March 31, 2023, compared to a net loss of $2.6 million, or ($15.40) per share, for the three months ended March 31, 2022.

As of March 31, 2023, the Company had cash and cash equivalents of $3.9 million, which the Company believes provides it sufficient liquidity to execute on its business plan and achieve profitability.

The complete financial results for the quarter ended March 31, 2023, are available in the Company’s Form 10-Q, which has been filed with the Securities and Exchange Commission and is available at: www.sec.gov.

Conference Call

Edible Garden will host a conference call today at 8:00 A.M. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2023, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 948346. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2914/48315 or on the investor relations section of the Company’s website at https://ediblegardenag.com/presentations.

A webcast replay will also be available on the Company’s Investors section of the website at https://ediblegardenag.com/presentations. A telephone replay of the call will be available approximately one hour following the call, through Monday, May 29, 2023, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 48315.

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ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in locally grown organic leafy greens and herbs backed by Zero-Waste Inspired® next generation farming. Offered at over 4,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company offers a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Edible Garden go to https://ediblegardenag.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict including with respect to the Company’s growth strategies, the Company’s financial performance, the Company’s expansion into new distribution networks, the Company’s dependence on growers, and performance as a public company. The words “believe,” “expect,” “foresee,” “objective,” “project,” “seek,” “should,” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions, the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022. Actual results might differ materially from those explicit or implicit in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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EDIBLE GARDEN AG INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except shares)

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash	$3,948	$110
Accounts receivable, net	890	1,105
Inventory	1,022	586
Prepaid expenses and other current assets	159	62

Total current assets	6,019	1,863

Property, equipment and leasehold improvements, net	5,069	4,891
Intangible assets, net	49	50
Other assets	139	161

TOTAL ASSETS	$11,276	$6,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$2,275	$2,787
Short-term debt	373	2,042

Total current liabilities	2,648	4,829

Long-term liabilities:
Long-term debt, net of discounts	4,324	4,282
Long-term lease liabilities	9	34

Total long-term liabilities	4,333	4,316

Total liabilities	6,981	9,145

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock ($0.0001 par value, 6,666,667 shares authorized, 1,989,645 and 362,716 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Series A Convertible Preferred stock ($0.0001 par value, 10,000,000 shares authorized; nil shares outstanding as of March 31, 2023 and December 31, 2022)	-	-
Additional paid-in capital	27,246	17,892
Accumulated deficit	(22,951)	(20,072)

Total stockholders’ equity (deficit)	4,295	(2,180)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,276	$6,965

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EDIBLE GARDEN AG INCORPORATED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share information)

	Three Months Ended March 31,
	2023	2022

Revenue	$2,455	$2,737
Cost of goods sold	2,479	2,832

Gross profit	(24)	(95)

Selling, general and administrative expenses	2,691	2,008

Loss from operations	(2,715)	(2,103)

Other expenses
Interest expense, net	(234)	(503)
Gain from extinguishment of debt	70	-
Total other expenses	(164)	(503)

NET LOSS	$(2,879)	$(2,606)

Net Income / (Loss) per common share - basic and diluted	$(2.21)	$(15.40)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	1,302,933	169,238

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